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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated October 25, 1995, included in Price/Costco, Inc.'s Form 10-K for the 53-week period ended September 3, 1995, and to all references to our firm included in this Registration Statement.

    We are aware that Price/Costco, Inc. has incorporated by reference in this Registration Statement its Form 10-Q filings for the 12-week period ended November 26, 1995, for the 12- and 24-week periods ended February 18, 1996, and for the 12- and 36-week periods ended May 12, 1996. These filings include our reports dated December 18, 1995, March 20, 1996, and June 4,1996, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, these reports are not considered a part of the Registration Statement prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

                                          ARTHUR ANDERSEN LLP

Seattle, Washington
June 4, 1996